Exhibit T3A.2.49

CERTIFICATE OF INCORPORATION

OF

Rite Aid of Delaware, Inc.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts mandatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “corporation”) is Rite Aid of Delaware, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation on the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organised under the General Corporation Law of the State of Delaware, is as follows:

To operate pharmacies and retail stores for the sale of all general merchandise including but not limited to all items commonly sold in health and beauty aids stores and prescription drug stores, provided that the operation is duly registered and licensed by the appropriate professional licensing commission of the State of Delaware.

To design, create, manufacture, contract for, buy, sell, import, export, distribute, job and generally deal in with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licensee, licensee or otherwise, any and all kinds of goods, wares and merchandise, and in connection therewith or independent thereof, to construct, establish and maintain, by any manner or means, factories, mills, buying offices, distribution centers, specialty, and other shops, stores, mail-order establishments, concessions, leased departments, and any all other departments, sites, and locations necessary, convenient or useful in the furtherance of any businesses of the corporation.

To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in domestic markets and domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, develop, re-develop, manage, operate, maintain, control, license as use of, publicize, advertise, promote, and generally deal in and with, whether as principal, agent, broker, or otherwise, real and personal property of all kinds, and, without limiting the generally of the foregoing, stores, shops, markets, supermarkets, departments, and merchandising facilities, shopping centers, recreational centers, discount centers, merchandising outlets of all kinds, parking areas, offices and establishments of all kinds, and to engage in the purchase, sale, lease, and rental of equipment and fixtures for the same and for other enterprises, for itself or on behalf of others. To conduct general real estate development, planning, operating, sales, brokerage, agency, management, advisory, promotional and publicity businesses in all their branches.

To purchase, receive, take by grant, gift, devise, request or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever altered, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, assessments, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacturer, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licenser or licenses, lease as lessor or lessee, distribute, job, enter, into, negotiate, execute, acquire, and resign contracts in reports of acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, manner deal with and contract with reference to:

(a) inventions, devices, formulas, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To guarantee, purchase, labs, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, land, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) or any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume to guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to much persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bends, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidence of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the States of Delaware.

To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

To organise, as an incorporator, or cause to be organised under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organised, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunctira with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organisations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental hereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organised under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organised under the General Corporation Law of the State of Delaware.

The foregoing provisions of the Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing corporation of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation, provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power of privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000). The par value of each of such shares is Ten Dollars ($10.00). All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
R. G. Dickerson	229 South State Street Dover, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Wherever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of [ILLEGIBLE], any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be [ILLEGIBLE] in such manner as the sold court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganisation of this corporation as consequence of such compromise or arrangement, the sold compromise or arrangement and the sold reorganisation shall, if sanctioned by the court to which the sold application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “Whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballet.

2. The original By-Laws of the corporation shall be adopted by the incorporator values the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or reveal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder there of to notice, and the right to vote at any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote, at any meeting of stockholders except as the provisions of paragraph (c) ([ILLEGIBLE]) of section [ILLEGIBLE] of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of sold class.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the [ILLEGIBLE] may be amended and supplemented, indemnify any and all persons whom is shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has [ILLEGIBLE] to be a director, officer, employee or agent and shall [ILLEGIBLE] to the benefit of the [ILLEGIBLE] executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or replaced, and other provisions authorized by the laws of State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by mid laws and all rights at any time conferred upon the stockholders of the corporation by this certificated of incorporation are grated subject to the previsions of this Article TENTH.

Signed on October 6, 1971.

/s/ R. G. Dickerson
R. G. Dickerson Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER

OF

RITE AID DISCOUNT PHARMACY OF

TRI-STATE MALL, INC., RITE AID

CENTER OF WILMINGTON, INC.,

RITE AID DISCOUNT PHARMACY, INC.,

RITE AID DISCOUNT PHARMACY OF NEWARK,

INC., RITE AID DISCOUNT PHARMACY OF

NEW CASTLE, INC., RITE AID DISCOUNT

PHARMACY OF FOULK & NAAMANS ROAD, INC.

(Delaware corporations)

INTO

RITE AID OF DELAWARE, INC.

(a Delaware corporation)

It is hereby certified that:

1. RITE AID OF DELAWARE, INC. hereinafter sometimes referred to as the "Corporation" is a business corporation of the state of Delaware,

2. The Corporation is the owner of all of the outstanding shares of the stock of RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON, INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY OF NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AND DISCOUNT PHARMACY OF FOULK & NAAMANS ROAD, INC., which are also business corporations of the State of Delaware.

3. On February 26,1975, the Board of Directors of the Corporation adopted the following resolutions to merge RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON, INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY OF NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AID DISCOUNT PHARMACY OF FOULK & NAAMANS ROAD, INC., into the corporation:

RESOLVED that RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON, INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY OF NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AID DISCOUNT PHARMACY OF FOULK & NAAMANS ROAD, INC. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON. INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AID DISCOUNT PHARMACY FOULK & NAAMANS ROAD, INC. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON, INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY OF NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AID DISCOUNT PHARMACY OF FOULK & NAAMANS ROAD, INC. in its name.

RESOLVED that this Corporation shall assume all off the obligations of RITE AID DISCOUNT PHARMACY OF TRI-STATE MALL, INC., RITE AID CENTER OF WILMINGTON, INC., RITE AID DISCOUNT PHARMACY, INC., RITE AID DISCOUNT PHARMACY OF NEWARK, INC., RITE AID DISCOUNT PHARMACY OF NEW CASTLE, INC., RITE AID DISCOUNT PHARMACY OF FOULK & NAAMANS ROAD, INC.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

Executed on February 27, 1975.

RITE AID OF DELAWARE, INC.

	By:	/s/ [ILLEGIBLE]
Its Vice-President

Attest:

/s/ [ILLEGIBLE]
Its Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

RITE AID OF DELAWARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HERBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., and the present registered office of the corporation is in the country of Kent.

The Board of Directors of RITE AID OF DELAWARE, INC., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted the following resolution:

Resolved, that the registered office of RITE AID OF DELAWARE, INC. in the state of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, Country of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, RITE AID OF DELAWARE, INC. has caused this statement to be signed by Franklin C. Brown, its Vice President and attested by Joseph A. Klein, its Secretary this 22nd day of January, 1976.

		By:	/s/ [ILLEGIBLE]
Vice President

ATTEST:

By:	/s/ [ILLEGIBLE]
Secretary